Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

MULLEN AUTOMOTIVE INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Primary Offering of Securities
	Equity(3)	Common Stock, par value $0.001 per share	457(c)	75,000,000(1)	$2.67 (2)	$200,062,500	$0.0001476	$29,529.23
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					$200,062,500	$0.0001476	$29,529.23
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							$29,529.23

(1)	Represents up to 75,000,000 shares of Common Stock, $0.001 par value per share (the “Common Stock”), of Mullen Automotive Inc. (“Registrant”) that will be offered for resale pursuant to the prospectus contained in the registration statement to which this exhibit is attached. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Common Stock being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable with respect to the shares of Common Stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Pursuant to Rule 457(c) under the Securities Act, calculated on the basis of the average of the high and low prices per share of the Registrant’s Common Stock reported on the Nasdaq Capital Market on June 21, 2024, a date within five business days prior to the initial filing of the registration statement to which this exhibit is attached.

(3)	This Registration also relates to the rights to purchase shares of Series A-1 Junior Participating Preferred Stock, par value $0.001 per share, of the Registrant (the “Rights”), which are attached to all shares of Common Stock pursuant to the terms of the Rights Agreement, dated May 1, 2024.Until the occurrence of prescribed events, the Rights are not exercisable. The Rights are appurtenant to and trade with the Common Stock and no separate consideration will be received for the Rights. Therefore, the registration fee for the Rights is included in the fee for the Common Stock.